UNITED STATES SECURITIES AND

EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) June 2, 2005

TORRENT ENERGY CORPORATION.

(Exact name of registrant as specified in its charter)

Colorado

(State or other jurisdiction of incorporation)

000-19949

(Commission File Number)

84-0503749

(IRS Employer Identification No.)

600-666 Burrard Street, Vancouver, BC V6C 2X8

(Address of principal executive offices and Zip Code)

604-639-3118

(Registrant's telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On June 2, 2005, we entered into stock option agreements with certain consultants, granting them the right to purchase an aggregate of 200,000 shares of our common stock, at an exercise price of $2.00 per share, exercisable for a period of 5 years.

The options will vest as to 25% of the options on the date of grant and 25% of the options every six months, such that all options will be vested on December 2, 2006.

Item 3.02. Unregistered Sales of Equity Securities.

On June 2, 2005, we granted stock options to certain consultants for the option to purchase an aggregate of 200,000 shares of our common stock at an exercise price of $2.00 per share, exercisable until June 2, 2010. The options are subject to vesting provisions as set forth in the form of stock option agreement attached hereto as exhibit 10.1. We issued the securities to five US persons relying on Rule 506 of Regulation D and/or Section 4(2) of the Securities Act of 1933.

Item 9.01 Financial Statements and Exhibits

Form of Stock Option Agreement with the following:

Alan Niem

Russell Ralls

Walter Johnson

Loran Wiese

Roger Canady

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TORRENT ENERGY CORPORATION

/s/ Mark Gustafson

By: Mark Gustafson

President, Chief Executive Officer,

Acting Chief Financial Officer and Director

Date: June 9, 2005